Calculation of Filing Fee Tables
S-8
NEUROCRINE BIOSCIENCES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.001 par value per share, 2025 Equity Incentive Plan	Other	7,625,526	$ 118.90	$ 906,675,041.40	0.0001531	$ 138,811.95
2	Equity	Common stock, $0.001 par value per share, 2018 Employee Stock Purchase Plan	Other	800,000	$ 101.07	$ 80,856,000.00	0.0001531	$ 12,379.05
Total Offering Amounts:						$ 987,531,041.40		$ 151,191.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 151,191.00
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock of Neurocrine Biosciences, Inc. (the "Registrant") that become issuable under the Registrant's 2025 Equity Incentive Plan (the "2025 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated in accordance with Rule 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $118.90 per share of common stock, which represents the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on May 15, 2025, which date is within five business days prior to the filing of this Registration Statement. The Amount Registered represents 7,625,526 shares of the Registrant's common stock that were initially authorized for issuance under the 2025 Plan on May 21, 2025 pursuant to approval of the stockholders at the Registrant's 2025 Annual Meeting of Stockholders.

[2]	Pursuant to Rule 416(a) promulgated under the Securities Act, this Registration Statement shall also cover any additional shares of common stock of the Registrant that become issuable under the Registrant's 2018 Employee Stock Purchase Plan (the "2018 ESPP") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. The Proposed Maximum Offering Price Per Unit and the Maximum Aggregate Offering Price have been estimated in accordance with Rule 457(c) and (h) promulgated under the Securities Act solely for the purpose of calculating the registration fee on the basis of $118.90 per share of common stock, which represents the average of the high and low prices of the Registrant's common stock as reported on The Nasdaq Global Select Market on May 15, 2025, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the price per share applicable to shares issued under the 2018 ESPP. The Amount Registered represents 800,000 additional shares of the Registrant's common stock that were added to the shares authorized for issuance under the 2018 ESPP on May 21, 2025 pursuant to approval of the stockholders at the Registrant's 2025 Annual Meeting of Stockholders.